FILED
 IN THE OFFICE OF THE
SECRETARY OF STATE OF THE
  STATE OF NEVADA

     DEC 22 1999
     No. C4602-98
   /s/ Dean Heller
DEAN HELLER, SECRETARY OF STATE


                               ARTICLES OF MERGER
                         CAVALCADE OF SPORTS MEDIA, INC.
                             (a Nevada corporation)

                        CAVALCADE OF SPORTS NETWORK, INC.
                            (a New York corporation)


The undersigned parent-subsidiary corporations desiring to merge. a wholly-owned New York subsidiary corporation, Cavalcade of Sports Network, Inc., as the merging corporation, with and into its Nevada parent corporation, Cavalcade of Sports Media, Inc., as the surviving corporation, hereby sign, seal, and present for filing these Articles of Merger as required by the corporate law of Nevada, as follows:

1. The names of the constituent corporations are:

          Merging Corporation:

               Cavalcade of Sports Network, Inc., a New York corporation, which is the wholly-owned subsidiary of Cavalcade of Sports Media, Inc., the Nevada corporation which is the surviving corporation of this merger

          Surviving Corporation:

               Cavalcade of Sports Media, Inc., a Nevada corporation, which is the parent of Cavalcade of Sports Network, Inc., the New York corporation

2. The address of both corporations is:

             12868 Via Latina
             Del Mar, California 92014

3. This merger is permitted under the laws of the States of New York and Nevada. Cavalcade of Sports Network, Inc. and Cavalcade of Sports Media, Inc. have complied with the applicable provisions of the laws of the States of New York and Nevada.

4. The Plan and Agreement of Merger was adopted by the respective Boards of Directors and was submitted to the vote of the stockholders of both corporations and was adopted by majority vote of the shareholders of the merging corporation and the parent corporation on December 16, 1999. In both cases, the approval was by a sufficient vote to authorize the merger under the respective corporation laws of Nevada and New York.

5. The shares of the New York corporation shall be canceled.

6. The Articles of Incorporation of Cavalcade of Sports Media, Inc. will not be amended in conjunction with the merger.

ARTICLES OF MERGER
Cavalcade of Sports Media, Inc. (Nevada) and
Cavalcade of Sports Network, Inc. (New York)
PAGE 2


7. The merger shall be effective upon the filing of these Articles of Merger in the state of Nevada.

8. The surviving corporation agrees that it may be served with process in the State of New York in "any proceeding for enforcement of any obligation of the merging corporation, or of any obligation of the surviving corporation arising from the merger, including any suit or other proceeding to enforce the right of any stockholders in any appraisal proceedings. The surviving corporation irrevocably appoints the ,Secretary of State of New York as its agent to accept service of process and to send it to:

          12868 Via Latina
          Del Mar, California 92014

 7. A copy of the Plan of Merger is on file at the offices of the surviving corporation. A copy will be furnished by the surviving corporation, without cost, to any stockholder of a constituent corporation, upon request. '

IN WITNESS WHEREOF, the constituent corporations have executed these Articles of Merger. this 16th day of December, 1999.



                                                 CAVALCADE OF SPORTS MEDIA, INC.
                                                   (Nevada)
ATTEST:
                                                    /s/ Edward E. Litwak
                                                    ---------------------
                                                    Edward E. Litwak, President

/s/ Robert Stulman
------------------
Secretary




                                               CAVALCADE OF SPORTS NETWORK, INC.
                                                   (New York)

ATTEST:
                                                    /s/ Edward E. Litwak
                                                    ---------------------
                                                    Edward E. Litwak, President

/s/ Robert Stulman
------------------
Secretary

ARTICLES OF MERGER
Cavalcade of Sports Media, Inc. (Nevada) and Cavalcade of Sports Network, Inc. (New York)
PAGE 3


                                 ACKNOWLEDGEMENT

STATE OF NEW YORK       :
                        :ss
COUNTY OF NEW YORK      :


         Personally appeared before me, a notary public in and for said County and State, Edward E. Litwak and Robert Stulman, known to me or duly proved to me, who stated that they were the President and Secretary, respectively, of Cavalcade of Sports Media, Inc., a Nevada corporation and they acknowledged that they had executed the foregoing Articles of Merger on behalf of Cavalcade of Sports Media, Inc. for the purposes stated therein.


                              /s/ Joel R. Schweidel
                              ---------------------
                              JOEL R. SCHWEIDEL
                              Notary Public, State of New York
                              No. 31-8881180
                              Qualified in New York County
                              Certificate filed in New York County
                              Commission Expires Jan 31, 2001


STATE OF NEW YORK       :
                        :ss
COUNTY OF NEW YORK      :

                                 ACKNOWLEDGEMENT

         Personally appeared before me, a notary public in and for said County and State, Edward E. Litwak and Steven Bass known to me or duly proved to me, who stated that they were the President and Secretary, respectively, of Cavalcade of Sports Network, Inc., a New York corporation and they acknowledged that they had executed the foregoing Articles of Merger on behalf of Cavalcade Sports Network, Inc. for the purposes stated therein


                              /s/ Joel R. Schweidel
                              ---------------------
                              JOEL R. SCHWEIDEL
                              Notary Public, State of New York
                              No. 31-8881180
                              Qualified in New York County
                              Certificate filed in New York County
                              Commission Expires Jan 31, 2001

My Commission Expires: